Exhibit 3.21

CERTIFICATE OF FORMATION

of

PANAMSAT INDIA MARKETING, L.L.C.

This Certificate of Formation of PanAmSat India Marketing, L.L.C. (the “Company”), dated as of September 14, 2001, is being duly executed and filed by Jean Kim, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del. Code §18-101 et seq.).

1.                                       The name of the limited liability company formed hereby is:

PanAmSat India Marketing, L.L.C.

2.                                       The address of the registered office of the Company in the State of Delaware is:

Corporation Service Company
2711 Centerville Road, Suite 400
Wilmington, New Castle County, Delaware 19808

3.                                       The name and address of the resident agent for service of process on the Company in the State of Delaware is Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware 19808.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

Authorized Person:

/s/ Jean Kim
Jean Kim